Exhibit 10.3

RSU FORM AGREEMENT N0. [000]

MDB CAPITAL HOLDINGS, LLC

RESTRICTED STOCK UNIT AGREEMENT

FOR

[ _________FILL IN NAME OF GRANTEE]

1. Award of Restricted Stock Units. MDB Capital Holdings, LLC, a Delaware limited liability company (the “Company”) hereby grants, as of this [___] day of _________, 20__ (the “Date of Grant”), to [_______ NAME OF EMPLOYEE] (the “Recipient”), _______ Restricted Stock Units (collectively the “Restricted Stock Units”). The Restricted Stock Units shall be subject to the terms, provisions, and restrictions set forth in this Restricted Stock Unit Agreement (the “Agreement”) and the Company’s 2022 Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein for all purposes. As a condition to entering into this Agreement, and to the issuance of any Class A Shares of the Company (“Shares”) (or any other securities of the Company pursuant thereto), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan and all applicable laws and regulations. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2. Vesting of Restricted Stock Units. Except as otherwise provided in Section 3, if the Restricted Stock Units are not fully vested at the following times and upon the following conditions set forth in this Section 2 (the “Vesting Schedule”) before the five year anniversary of the Date of Grant, the Restricted Stock Units shall be forfeited. The Restricted Stock Units shall vest on the earliest to occur as follows:

a. As to 20% of the total number of Restricted Stock Units on the thirteenth (13) month anniversary of the listing of the Class A Shares on a United States national exchange and then at the rate of 10 % of the total number of Restricted Stock Units each six months after the date of the initial vesting until the last vesting on the fifth year anniversary of the Date of Grant, at which any previously unvested Restricted Stock Units will fully vest;

b. On a change of control of the Company as defined in Section 9 of the Plan;

c. Upon any acceleration of the Vesting Schedule (defined above) by the Committee (as defined in the Plan) exercised in its discretion, and subject to any terms associated with the acceleration; and

d. Upon any adjustment made by the Committee pursuant to Section 10 of the Plan, that provides an adjustment for an acceleration of the Vesting Schedule.

There shall be no proportionate or partial vesting of Restricted Stock Units in the periods prior to each vesting date. Except as otherwise provided in Section 3 hereof, all vesting of Restricted Stock Units shall occur only as set forth in the foregoing Vesting Schedule.

Notwithstanding any other provisions in this Agreement or the Plan to the contrary, any equity-based incentive or other compensation paid to the Recipient pursuant to this Agreement which is subject to recovery under any law, governmental regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

3. Forfeiture of Non-Vested Restricted Stock Units. Upon termination of the Recipient’s Continuous Service for any reason, any Restricted Stock Units that are not vested, and that do not otherwise become vested pursuant to this Section 3, shall be forfeited immediately upon such termination of Continuous Service without any payment to the Recipient, except as follows:

Death/Disability. Notwithstanding any provisions of the Plan, if the Recipient’s Continuous Service should terminate due to the Recipient’s death or Disability (as defined in the Plan), then, the unvested portion of the Restricted Stock Units will continue to vest in accordance with the Vesting Schedule under Section 2 notwithstanding the Recipient’s death or Disability for the six (6) months after the date of death or Disability.

The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Restricted Stock Units pursuant to this Section 3.

4. Delivery of Vested Restricted Stock Units. The Company shall deliver to the Recipient one Class A Share for each vested Restricted Stock Unit awarded hereunder within ten (10) days following the date on which the portion of the Restricted Stock Units to which the delivery relates becomes vested. No Class A Shares shall be issued pursuant to this Agreement unless and until such issuance shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded. If the Recipient is an officer or director of the Company, or more than 10% stockholder in the Company, and the Shares are the subject of a registration statement on Form S-8, the Recipient acknowledges and agrees that the Shares delivered may be deemed to be “control securities” under Rule 144 promulgated under the Securities Act and, accordingly, the resale of the Shares may be restricted under Rule 144 and the certificates representing such Shares may contain the restrictive legend under the Securities Act. The Recipient shall comply with any insider trading policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company. The Recipient agrees not to sell or otherwise dispose of the Shares in any manner which would constitute a violation of any applicable federal or state securities laws.

5. Rights with Respect to Restricted Stock Units.

a. Dividend Rights; Voting Rights. The Recipient of Restricted Stock Units shall be entitled to be offered and Recipient may accept any or all of the offered share purchase rights that may be distributed or subject of a dividend in respect of all the unvested Class A Shares that are of any company or entity other than the Company. For an abundance of clarity, any share purchase right that the Recipient accepts will not include oversubscription rights unless such oversubscription is included in the terms of the share purchase right itself. Any of the foregoing distributions and dividends of share purchase rights are subject to the provisions of Section 7 hereof for the payment by the Recipient of any tax obligations thereon. Other than with respect to dividends and distributions as provided in this Section 5, the Recipient shall not have any rights, benefits, or entitlements with respect to the securities corresponding to the Restricted Stock Units unless and until the Class A Shares are delivered to the Recipient (and thus, for example, shall have no voting rights before those securities are so delivered). On or after delivery, the Recipient shall have, with respect to the Class A Shares delivered, all of the rights of a holder of Class A Shares granted pursuant to the certificate of incorporation and other governing instruments of the Company, or as otherwise available at law.

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b. Adjustments to Shares. If at any time while this Agreement is in effect and before any Shares have been delivered with respect to any Restricted Stock Units, there shall be any increase or decrease in the number of issued and outstanding shares of Class A Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of such shares of Class A Shares, then and in that event, the Committee shall make any adjustments it deems fair and appropriate and in accordance with the Plan, in view of such change, in the number of Shares subject to the Restricted Stock Units then subject to this Agreement. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

c. No Restriction on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock Units awarded hereunder, shall not affect in any manner the right, power, or authority of the Company or any Related Entity (as defined in the Plan) to make, authorize, or consummate: (i) any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or any Related Entity’s capital structure or its business; (ii) any merger, consolidation, or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue, or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the Restricted Stock Units and/or that would include, have, or possess other rights, benefits, and/or preferences superior to those that such Shares include, have, or possess, or any warrants, options, or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer, or assignment of all or any part of the stock, assets, or business of the Company or any Related Entity; or (vi) any other corporate transaction, act, or proceeding (whether of a similar character or otherwise).

6. Transferability. The Restricted Stock Units are not transferable unless and until the Shares have been delivered to the Recipient in settlement of the Restricted Stock Units in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Recipient. Any attempt to effect a Transfer of any Restricted Stock Units prior to the date on which the Shares have been delivered to the Recipient in settlement of the Restricted Stock Units shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7. Tax Matters.

a. Withholding. As a condition to the Company’s obligations with respect to the Restricted Stock Units (including, without limitation, any obligation to deliver any dividend or distribution related to the Restricted Stock Units or any shares of Class A Shares upon vesting of the Restricted Stock Units, including vesting upon a Change of Control) hereunder, the Recipient shall be responsible for, and shall make arrangements satisfactory to the Company to pay to the Company, within ten (10) days of the Company’s delivery of written notice of the amount of such payment, any federal, state, local, or foreign taxes of any kind required to be withheld with respect to the delivery of a dividend, distribution or Shares corresponding to such Restricted Stock Units. If the Recipient shall fail to timely make the tax payments as are required under this Section 7(a), the Company may, in its sole discretion, either: (i) to the extent permitted by law, deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Recipient under this Agreement) otherwise due to the Recipient any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such Shares, or (ii) with five (5) days prior written notice to the Recipient, deem the dividend, distribution or Restricted Stock Units that are otherwise deliverable or have otherwise vested under Sections 2, 3 and 5, as the case may be, of the Agreement to have been forfeited.

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b. Satisfaction of Withholding Requirements. The Recipient may satisfy the withholding requirements with respect to the Restricted Stock Units pursuant to any one or combination of the following methods:

i. payment in cash; or

ii. if and to the extent permitted by the Committee, in its sole discretion, payment by surrendering unrestricted previously held shares of Class A Shares which have a Fair Market Value equal to the required withholding amount or the withholding of Shares that otherwise would be deliverable to the Recipient pursuant to this Agreement, which have a Fair Market Value equal to the required withholding amount. The Recipient may surrender shares of Class A Shares, as permitted by the Committee, either by attestation or by delivery of a certificate or certificates for shares of Class A Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

c. Recipient’s Responsibilities for Tax Consequences. The tax consequences to the Recipient (including without limitation federal, state, local, and foreign income tax consequences) with respect to the Restricted Stock Units (including without limitation the grant, vesting, and/or delivery of Shares in settlement thereof) are the sole responsibility of the Recipient. The Recipient shall consult with the Recipients’ own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding, and payment (or tax liability) obligations.

8. Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings, or representations, whether oral, written, electronic, or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. This Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and the Recipient’s heirs and legal representatives and on the successors and assigns of the Company.

9. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embodies the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior promises, assurances, commitments, agreements, undertakings, or representations, whether oral, written, electronic, or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10. Miscellaneous.

a. No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Stock Units hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

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b. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements, or arrangements, and any such plans, agreements, and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

c. Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or under any applicable law, rule, or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

d. No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock Units hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

e. Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Texas (without reference to the conflict of laws rules or principles thereof).

f. Interpretation; Provisions of Plan Control. This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations, and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, except as specifically set forth in this Agreement, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Recipient accepts the Restricted Stock Units subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Recipient hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

g. Notices. Any notice required or permitted by any provisions of this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if delivered personally or sent by registered or certified mail or overnight delivery (with evidence of delivery) charges prepaid, to the address of the party, in the case of the Company, to the Company’s Secretary at 4209 Meadowdale Lane, Dallas, Texas 75229, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section. Notices are deemed to have been received on the date that they are delivered to the address.

h. Headings. Section, paragraph, and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

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i. Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation

j. Compliance with Section 409A.

i. General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement are exempt from the requirements of Section 409A of the Code (“Section 409A”), and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Recipient or the Company believes, at any time, that any such benefit or right is not exempt from Section 409A, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with, or are exempt from, the requirements of Section 409A (with the most limited possible economic effect on the Recipient and on the Company).

ii. No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the Restricted Stock Units awarded pursuant to this Agreement or the shares associated with such Units are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

iii. No Acceleration of Payments. Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

iv. Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

k. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this [__] day of ____, 20__.

COMPANY:

MDB CAPITAL HOLDINGS, LLC

By:

The Recipient acknowledges receipt of a copy of the Plan and represents that the Recipient has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this award of Restricted Stock Units subject to all of the terms and provisions of the Plan and this Agreement. The Recipient further represents that the Recipient has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated: [____] [__], 20____	RECIPIENT:

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